                                                                   EXHIBIT 10.30

                      CONSTRUCTION AND OPERATING AGREEMENT
                      ------------------------------------


     THIS CONSTRUCTION AND OPERATING AGREEMENT is made and entered into this 31st day of July, 1998, by and between TRITON PCS OPERATING COMPANY L.L.C., a Delaware limited liability company ("Consultant") (or another entity designated by Consultant), and AT&T WIRELESS PCS, INC., a Delaware corporation ("Owner").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Owner is the sole holder of a license (the "License") granted to Owner by the Federal Communications Commission (the "FCC") providing the right to use 30 MHz of authorized frequencies to provide broadband personal communications services ("PCS") service throughout the entirety of the Norfolk, Virginia BTA (the "Area") and is the owner of certain assets used, useful or to be used in connection with the operation of the wireless PCS telecommunications system constructed by the Owner in the Area (the "System"); and

     WHEREAS, Owner and Triton PCS Holdings, Inc., a Delaware corporation and affiliate of Consultant ("Purchaser") are negotiating an Asset Purchase Agreement with respect to the License and the System (such agreement, as ultimately executed and delivered, the "Purchase Agreement") pursuant to which Owner will sell or assign to Purchaser and one or more of its affiliates and Purchaser and one or more of its affiliates will acquire from Owner the Purchased Assets (as defined in the Purchase Agreement) in accordance with the terms and conditions therein set forth; and

     WHEREAS, the System is in the process of being constructed and has not yet begun providing PCS service to customers; and

     WHEREAS, Owner desires to retain Consultant to assist Owner in developing, constructing, managing, improving, enhancing, operating and making other material decisions concerning the System (including completion of the System's construction and commencement of service) in accordance with the terms and conditions set forth herein; and

     WHEREAS, the parties acknowledge that the terms and conditions set forth in this Agreement and the performance by the parties of their respective obligations hereunder are subject to and are intended to be in compliance with all FCC and other governmental rules and regulations governing the License, the System and the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties contained herein, and with the intent to be legally bound hereby, the parties agree as follows:

     1.   APPOINTMENT.  During the term of this Agreement and subject to the
          -----------
conditions hereinafter set forth, Owner hereby retains Consultant, as an independent contractor, to render its advice, recommendations and management services to Owner in connection with the development, construction, improvement, enhancement, management and operation of the System and the Purchased Assets. The appointment of Consultant hereunder is an exclusive appointment and during the term of this Agreement Owner shall not, without first fully discussing all matters concerning the System with Consultant (and providing Consultant with such documentation and other information as Consultant may deem appropriate) and receiving the written recommendation of Consultant with respect thereto: (i) retain additional consultants; (ii) develop, construct, improve, manage, operate or make any material decision concerning the System or the Purchased Assets; or (iii) enter into or amend any material contract or commitment; provided that Owner shall retain the right to renegotiate and amend the System's shared communications facilities agreements with the Virginia Department of Transportation (collectively, the "VA DOT Leases") so long as Owner obtains Consultant's consent to any such amendment, which consent shall not be unreasonably withheld; and provided further that Consultant shall be required to consent to all amendments to the VA DOT Leases that increase the amount of the rent credits thereunder. Subject to Owner's oversight and approval pursuant to Section 4, the parties desire to vest in
                                   ---------
Consultant, to the fullest extent permissible under FCC and other governmental rules or regulations governing the System and the License, the power and authority on behalf of Owner to take any and all action Consultant may deem appropriate in connection with the development, construction, improvement, management, enhancement and operation of the System. Owner shall retain ultimate use and control over the System in full compliance with FCC and other governmental rules and regulations governing the System and the License.

     2.   TERM.  The term of this Agreement shall commence on the date hereof
          ----
and end twelve (12) months thereafter; provided, however, that this Agreement shall terminate upon the earlier to occur of: (a) the consummation of the Closing (as defined in the Purchase Agreement), (b) the termination of the Purchase Agreement pursuant to Section 9.1 thereof, (c) the termination of this
                               -----------
Agreement pursuant to Section 6, or (d) August 31, 1998, if the Purchase
                      ---------
Agreement has not for any reason whatsoever been executed and delivered by Owner and Purchaser by such date.

     3.   SERVICES.  Consultant shall devote such time and effort as may be
          --------
necessary, in the discretion of Consultant, to provide or cause to be provided, in a commercially reasonable manner, the services necessary to develop, construct, improve, enhance, manage and operate the System, including, without limitation, the following activities:

          (a) INITIAL CELL SITE CONSTRUCTION.  Set forth on Schedule 3(a) hereto
              ------------------------------                -------------
is a list of partially constructed cell sites (the "Initial Cell Sites") and the budget for such Initial Cell Sites. Consultant will complete construction of the Initial Cell Sites utilizing Owner-provided financing or funds; provided, however, in the event that the cost of such construction exceeds the budget set forth on Schedule 3(a), Consultant shall be responsible for such additional
         -------------
amounts.

          (b) ADDITIONAL BUILD-OUT.  Set forth on Schedule 3(b) hereto is a
              --------------------                -------------
capital expenditures budget for construction of cell sites in addition to the Initial Cell Sites (the "Additional Cell Sites"). Consultant will construct the Additional Cell Sites utilizing its own financing or funds and will be reimbursed by the Owner pursuant to Section 8(a) hereof.
                                    ------------

          (c) OPERATING BUDGET.  Set forth on Schedule 3(c) hereto is an
              ----------------                -------------
operating budget for the System (the "Operating Budget"). All updates, supplements and amendments to the Operating Budget proposed by Consultant will be presented to Owner for its consideration and approval in accordance with
Section 4.  Consultant will expend Owner-provided financing or funds in
---------
accordance with the Operating Budget, subject to Owner's right to reimbursement as provided in Section 8(c)(1); provided, however, that in the event that the
               ---------------
Consultant incurs costs in excess of the amounts set forth in the Operating Budget, Consultant shall be responsible for such additional costs.

          (d) SYSTEM DESIGN AND CONSTRUCTION SCHEDULES.  Consultant shall
              ----------------------------------------
develop, from time to time, system designs and construction schedules for the System, which shall include, as applicable: (i) construction budgets detailing the timing and the projected amounts of expected expenditures for the purchase and lease of equipment and the improvement and enhancement of the System; and
(ii) system designs, including the anticipated switching arrangements, the number and approximate location of Additional Cell Sites and the type of equipment to be used in constructing the System (collectively, the "System Design and Budget"). The System Design and Budget and all updates, supplements and amendments thereto proposed by Consultant will be presented to Owner for its consideration and approval in accordance with Section 4, prior to the
                                              ---------
implementation thereof by Consultant or of any significant modification, improvement or enhancement of the System.

          (e) SITE SELECTION AND ACQUISITION.  Subject to Owner's approval in
              ------------------------------
accordance with Section 4, Consultant shall recommend control point, base
                ---------
station and microwave sites, and system equipment, tower, antenna, retail sales and service, and office locations; subject to the proviso in Section 1 with
                                                             ---------
respect to the VA DOT Leases, negotiate (as Owner's agent) for the lease, purchase, construction, improvement or enhancement of the same; and prepare all required applications and forms and assist Owner in obtaining planning, zoning, Federal Aviation Administration ("FAA"), FCC, building, environmental, use, occupancy, and other permits and licenses required in connection therewith.

          (f) EQUIPMENT ACQUISITIONS.  Consultant shall recommend one or more
              ----------------------
equipment and other vendors and lessors and, subject to the approval of Owner in accordance with Section 4, Consultant shall negotiate (as Owner's agent) the
                ---------
terms and conditions of the contracts with such vendors and lessors for the acquisition and/or installation of such equipment as may be necessary or appropriate to construct, improve, enhance and operate the System as configured in the System Design and Budget.

          (g) SWITCH-SHARING AGREEMENTS.  Subject to the approval of Owner in
              -------------------------
accordance with Section 4, Consultant shall negotiate (as Owner's agent) a
                ---------
switch-sharing and other related agreement(s) if such agreements are recommended by Consultant to improve, enhance or operate the System as configured in the System Design and Budget.

          (h) INTERCONNECTIONS.  Subject to the approval of Owner in accordance
              ----------------
with Section 4, Consultant shall negotiate (as Owner's agent) with such local
     ---------
exchange telephone permittees or companies as Consultant may deem appropriate, the terms and conditions by which the System will be interconnected to the local exchange switched telephone network and/or to the facilities of one or more interexchange common carriers, and shall supervise and manage such interconnections.

          (i) COMMENCEMENT OF SERVICE.  Subject to the approval of Owner in
              -----------------------
accordance with Section 4, Consultant shall begin providing PCS service to
                ---------
customers upon, in Consultant's reasonable opinion, the System becoming operational.

          (j) OTHER MATTERS.  Subject to the approval of Owner in accordance
              -------------
with Section 4, Consultant shall assist Owner in the following matters:
     ---------

          (1) OVERSIGHT.  Overseeing the development and construction of the
              ---------
System, as a general contractor, and, after construction, managing the day-to-day operations of the System and overseeing the improvement and enhancement of the System;

          (2) FINANCING.  Arranging for financing required for the development,
              ---------
construction, improvement, enhancement and operation of the System;

          (3) STAFFING.  The hiring, training and managing of Owner's
              --------
administrative, technical and sales staff and independent contractors, as may be necessary in connection with the development, construction, improvement, enhancement and operation of the System;

          (4) MARKETING.  Developing and implementing a marketing program
              ---------
including, but not limited to, recommendations with respect to the types of services to be offered, the rates and prices to be charged for such services, and advertising and promotional campaigns, and handling customer inquiries, complaints and credit verifications;

          (5) BILLING.  Arranging for the billing and collection of all fees,
              -------
charges or other compensation due to Owner (including, without limitation, the retention of a billing service company to facilitate the foregoing) and arranging for the payment of all expenses and fees incurred or payable in connection with the operation of the System utilizing Owner-provided financing or funds and operating revenue;

          (6) BANK ACCOUNTS.  Receiving and distributing the funds of Owner,
              -------------
including, without limitation, maintaining bank accounts in the name of Owner;

          (7) MAINTENANCE.  Arranging for the maintenance, repair and
              -----------
replacement of the System;

          (8) INSURANCE.  Arranging for property, casualty, liability and other
              ---------
insurance for the System which Consultant shall deem appropriate and necessary with one or more insurance companies having at least an AA Best insurance rating listing Owner as the insured and Consultant as an additional insured;

          (9) PERMIT APPLICATIONS.  Taking all necessary action to arrange for
              -------------------
the preparation and delivery to Owner for review and execution all applications and other instruments necessary for the System to comply with the rules, regulations, policies and orders of any governmental authority (including, without limitation, FCC and state public utility filings) having jurisdiction over Owner, the License or the System, including without limitation, modifications of the License;

          (10) RECORD KEEPING.  Arranging for appropriate office record keeping,
               --------------
bookkeeping and accounting and for the preparation and filing of all returns or reports;

          (11) OTHER ARRANGEMENTS.  Arranging for the provision to the System of
               ------------------
services, supplies, utilities, concessions and the like;

          (12) REPRESENTATION.  Representing the System before governmental
               --------------
agencies, including the preparation of such reports, tariffs, forms, and applications as may be necessary or desirable; and

          (13) OTHER AGREEMENTS.  Obtaining such agreements as may be necessary
               ----------------
or desirable for roaming, shared facilities, and other services, and other construction or operational purposes (including, without limitation, resale, agent and dealer agreements).

          (k) GENERAL.  In addition to the duties and responsibilities of
              -------
Consultant specifically enumerated herein, Consultant shall have the authority to undertake, and may undertake, any and all other actions necessary or advisable, in its discretion, to assist Owner in the development, construction, improvement, enhancement and operation of the System, including, without limitation, the authority to act as agent for and on behalf of Owner in entering into and performing contractual arrangements, subject to the review and approval of Owner in accordance with Section 4 of this Agreement.
                            ---------

     4.   APPROVALS.
          ---------

          (a) OWNER'S REPRESENTATIVE.  Set forth on Schedule 4(a) are the names
              ----------------------                -------------
and addresses of the individuals that Owner has designated to be its representatives and points of contact with Consultant (each, a "Designee"). Designee shall be fully authorized to (i) approve on behalf of Owner any and all System Design and Budget items, proposals and requests made and actions taken by Consultant pursuant to this Agreement, and Consultant shall be permitted to rely on such authorization without inquiry or investigation; and (ii) execute on behalf of Owner all agreements, documents and instruments that may be necessary or appropriate in connection with the development, construction, management, improvement, enhancement and operation of the System. Owner may at any time select, after written notification to Consultant, a new Designee without amendment of this Agreement and shall do so within ten (10) days of the death, disability or incapacity of Designee or the termination of Designee by Owner. Neither Owner nor Designee shall unreasonably withhold, delay or condition approval of any matter for which Owner's approval is required under this Agreement or the due execution, delivery and performance by Owner of any agreement, document, or instrument which may be necessary or appropriate in connection with the development, construction, management, improvement, enhancement and operation of the System. Consultant shall have access to Designee during normal business hours. Designee shall at all times keep himself/herself adequately informed of all matters concerning the development, construction, management, improvement, enhancement and operation of the System.

          (b) NOTIFICATION.  Designee shall notify (the "Notice") Consultant in
              ------------
writing within ten (10) business days (unless circumstances beyond the reasonable control of Consultant require a sooner response, in which case, Designee shall respond within the time frame required by Consultant) after Designee's receipt of any request for approval or other action, of Designee's acceptance or rejection of the contract, proposal or action, which Notice shall include a reasonably detailed statement of the basis for any rejection. All matters not specifically rejected by Designee in such Notice shall be deemed approved. In the event that Consultant fails to receive the Notice with respect to any matter within the ten (10) business day period, such matter will be deemed to have been approved.

          (c) FAILURE TO APPROVE.  Should Designee decline to accept a contract,
              ------------------
proposal, action or recommendation of Consultant for which approval by Owner is required within the time provided in Section 4(b), the parties shall exercise
                                     ------------
commercially reasonable efforts to modify such contract, proposal, action or recommendation of Consultant to render it mutually acceptable during a period not to exceed ten (10) business days after Consultant's receipt of Designee's rejection; provided that in the absence of such approval Consultant shall not take such proposed actions requiring the approval of Owner.

          (d) DUTY TO COOPERATE.  Owner and Designee shall use all commercially
              -----------------
reasonable efforts to cooperate with Consultant in order to facilitate Consultant's performance of its duties under this Agreement. Owner and Designee shall cooperate with Consultant in making all necessary or desirable filings with federal, state or local governmental agencies and shall use all commercially reasonable efforts to cooperate in taking all other actions reasonably necessary to effectuate the purposes of this Agreement. Owner and Designee shall notify Consultant promptly of any request, decision, or order from any governmental agency or third party applicable to the License, the System or any portion thereof.

          (e) MODIFICATION; DIMINIMUS OBLIGATIONS.  Consultant shall be
              -----------------------------------
authorized, without seeking further approval of Owner, to expend funds to construct the System in accordance with the System Design and Budget in amounts not exceeding one hundred ten percent (110%) of the System Design and Budget. Once approval with respect to a matter has been obtained, Consultant shall be permitted to rely on such approval in undertaking any action Consultant deems necessary to implement such approval, with such modifications as Consultant deems necessary or appropriate in its reasonable discretion; provided, however, that any material modification must be approved by Designee in accordance with this Section 4. Consultant shall not be required to obtain the approval of
     ---------
Owner in connection with any proposal or action concerning obligations of less than fifty thousand dollars ($50,000), unless as a result thereof, the expenditures to construct the System exceed one hundred ten percent (110%) of the System Design and Budget.

     5.   LICENSE AGREEMENT.  During the term of this Agreement, Consultant
          -----------------
shall enjoy the benefit of the Network Membership License Agreement dated as of February 4, 1998 (the "License Agreement"), and shall operate the System on behalf of Owner, as if the Area were part of the Licensed Territory (as defined in the License Agreement).

     6.   TERMINATION.  Subject to the terms of Section 2, this Agreement may be
          -----------                           ---------
terminated by either party if the terminating party is not in default with respect to its obligations hereunder and no event has occurred which with the giving of notice or the passage of time would constitute a default hereunder, as follows:

          (a) Owner may terminate this Agreement by written notice to Consultant in the event of a material breach of this Agreement by Consultant which is not cured within thirty (30) days after written notice of such breach is given by Owner to Consultant; provided, however, if the cause of such default reasonably requires more than thirty (30) days to cure, Consultant will not be deemed to be in breach hereunder if Consultant is diligently pursuing the cure thereof.

          (b) Consultant may terminate this Agreement by written notice to Owner in the event of (i) Owner's failure to pay any amount when due which is not cured within ten (10) days after written notice of such breach is given by Consultant to Owner or (ii) a material breach (other than nonpayment) of this Agreement by Owner which is not cured within thirty (30) days after written notice of such breach is given by Consultant to Owner; provided, however, if the cause of such default reasonably requires more than thirty (30) days to cure, Owner will not be deemed to be in breach hereunder if Owner is diligently pursuing the cure thereof.

     7.   ACCOUNTING AND REPORTS.
          ----------------------

          (a) BOOKS AND REPORTS.  Consultant with the assistance and cooperation
              -----------------
of Owner shall keep or cause to be kept complete and accurate accounts and books and records with respect to the construction and operation of the System in accordance with industry standards and generally accepted accounting principles consistently applied, showing all System costs, expenditures, receipts, liabilities, profits and losses and all other records required in connection with the construction and operation of the System.

          (b) FINANCIAL STATEMENTS.  Upon commencement of PCS services by the
              --------------------
System and thereafter, within forty-five (45) days after the end of each calendar quarter, Consultant with the cooperation and assistance of Owner shall prepare or cause to be prepared and transmitted to Owner, quarterly financial statements for the System which shall include a balance sheet, income statement and statement of cash flows, each prepared in accordance with generally accepted
accounting principles (excluding footnotes).   Within ninety (90) days after the
end of each calendar year, Consultant with the cooperation and assistance of Owner shall prepare or cause to be prepared and transmitted to Owner, annual financial statements for the System which shall include a balance sheet, income statement and statement of cash flows, each prepared in accordance with
generally accepted accounting principles (excluding footnotes).   Owner shall
provide Consultant promptly with any information which Consultant shall reasonably request in connection with the preparation of any of the foregoing statements.

          (c) ACCESS TO BOOKS AND RECORDS.  Owner shall have access, at all
              ---------------------------
reasonable times, to the books and records maintained by Consultant pursuant to

Section 7(a) of this Agreement. In addition, such books and records shall be
------------
subject to periodic audit and review by the accountants and other representatives of Owner upon five (5) business days advance notice to ensure that the services being provided by Consultant hereunder are in a manner consistent with good business practices and industry standards.

     8.   COMPENSATION PAYABLE TO CONSULTANT.
          ----------------------------------

          (a)  CAPITAL EXPENDITURES REIMBURSEMENT.  Owner shall promptly
               ----------------------------------
reimburse Consultant for the cost of each Additional Cell Site constructed by Consultant in accordance with Schedule 3(b) hereof, to the extent that, and only
                              -------------
to the extent that, the cost of any such Additional Cell Site does not exceed the amount set forth on Schedule 3(b) hereof with respect thereto.
                        -------------

          (b) MANAGEMENT SERVICE FEE.  Owner shall pay Consultant a "Management
              ----------------------
Service Fee", on a monthly basis, for the performance of Consultant's responsibilities under this Agreement with respect to the operation of the System in an amount equal to the lesser of (x) three percent (3%) of the revenues of the System for such month and (y) $30,000.

          (c)  PAYMENTS.
               --------

          (1) In the event that the Closing under the Purchase Agreement occurs:
(i) the requirement of Owner to reimburse Consultant in respect of the cost of any Additional Cell Site and to pay the Management Service Fee shall be extinguished; (ii) Owner shall pay to Consultant one hundred percent (100%) of the revenues of the System, and no other payment shall be required in respect thereof for such expenses, expenditures or fees incurred, made or earned; and
(iii) Consultant shall reimburse Owner for all funds expended by Owner: (A) in accordance with the Operating Budget; (B) in respect of amounts theretofore reimbursed to Consultant pursuant to Section 8(a) for the construction of any
                                     ------------
Additional Cell Sites; and (C) in respect of amounts theretofore paid to Consultant pursuant to Section 8(b) as a Management Service Fee.
                       ------------

          (2) In the event the Purchase Agreement is terminated for any reason, Owner shall pay Consultant, within ninety (90) days following the effective date of such termination, an amount equal to (i) all costs required to be reimbursed to Consultant pursuant to Section 8(a) (and not theretofore reimbursed to
                          ------------
Consultant) in respect of the construction of any Additional Cell Sites and (ii) the Management Service Fee incurred and unpaid through the effective date of such termination.

     9.   DISPUTE RESOLUTION.  All disputes, controversies and claims arising in
          ------------------
connection with this Agreement that are not settled by agreement between the parties shall be finally settled in accordance with Section 12.8 of the Stockholders Agreement of Purchaser dated as of February 4, 1998.

     10.  MISCELLANEOUS.
          -------------

          (a) EXPENSES.  All expenses incurred by or on behalf of the parties
              --------
hereto in connection with the negotiation and preparation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the negotiation, preparation and execution of the transactions contemplated by this Agreement shall be borne solely by the party who shall have incurred the same.

          (b) NOTICES.  All notices and other communications hereunder shall be
              -------
in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person against receipt, by facsimile with confirmation of receipt, or by registered or overnight courier (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided, that notice of a change of address shall be effective only upon receipt thereof):

               If to Consultant, to it at:

               Triton PCS Operating Company L.L.C.
               c/o Triton Communications
               101 Lindenwood Drive, Suite 125
               Malvern, PA  19355
               Attention:  Michael Kalogris
               Facsimile:  (610) 993-2683

               with a copy to:

               Kleinbard, Bell & Brecker LLP
               1900 Market Street, Suite 700
               Philadelphia, Pennsylvania 19103
               Attention: Howard J. Davis, Esquire
               Facsimile: (215) 568-0140

               If to Owner or Designee, to it at:

               AT&T Wireless PCS, Inc.
               c/o AT&T Wireless Services, Inc.
               5000 Carillon Point
               Kirkland, WA  98033
               Attention:  William H. Hague, Esquire
               Facsimile:  (425) 828-8451
               with a copy to:

               Rubin Baum Levin Constant & Friedman
               30 Rockefeller Plaza
               New York, NY  10112
               Attention: Gregg S. Lerner, Esquire
               Facsimile:  (212) 698-7825

          (c)  LIABILITY; INDEMNIFICATION.
               --------------------------

          (1) Neither Consultant nor any of its affiliates, nor any of their respective officers, directors, partners, managers, shareholders, managers, employees or agents, shall be liable to Owner for (i) revocation of the License or any error of judgment or other act or omission performed or omitted by any of such parties under this Agreement or otherwise, unless such error or judgment or other act or omission results from the gross misconduct or negligence of such parties, or (ii) any delay in the construction of the System or the performance of its obligations hereunder unless such delay or failure of performance results from the gross misconduct or negligence of such parties.

          (2) Owner hereby indemnifies, defends and holds harmless Consultant and its affiliates and their respective officers, directors, partners, shareholders, members, managers, employees and agents from and against all liabilities and expenses (including reasonable attorneys' fees and disbursements) incurred by Consultant or its affiliates that arise out of or result from any default by Owner in the performance of its obligations under this Agreement or any third party claim against Consultant or its affiliates based upon the negligence, willful misconduct or breach by Owner of any of the provisions of this Agreement on its part to be performed, except to the extent (and only to the extent) any such liabilities or expenses arise out of or result from the gross negligence or willful misconduct of Consultant or its affiliates. Consultant hereby indemnifies, defends and holds harmless Owner and its affiliates and their respective officers, directors, partners, shareholders, members, managers, employees and agents from and against all liabilities and expenses (including reasonable attorneys' fees and disbursements) incurred by Owner or its affiliates that arise out of or result from any default by Consultant in the performance of its obligations under this Agreement or any third party claim against Owner or its affiliates based upon the negligence, willful misconduct or breach by Consultant of any of the provisions of this Agreement on its part to be performed, except to the extent (and only to the extent) any such liabilities or expenses arise out of or result from the gross negligence or willful misconduct of Owner or its affiliates.

          (3) Claims for indemnification under Section 10(c)(2) shall be made
                                               ----------------
pursuant to the procedures set forth in Section 8.4 of the Purchase Agreement.

          (d) WAIVERS AND AMENDMENTS.  This Agreement may be amended,
              ----------------------
superseded, canceled, renewed or extended, and the terms hereof may be waived, and consents may be provided, only by a written instrument signed by Consultant and Owner or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise thereof, preclude any further exercise thereof or the exercise of any other right, power or privilege.

          (e) FURTHER ASSURANCES.  Each party hereto shall, whenever and as
              ------------------
often as reasonably requested to do so by another party hereto, execute and deliver, or cause to be executed and delivered, to such other party, all such further instruments as such other party may reasonably request in order to carry out fully the terms and provisions of this Agreement.

          (f) COUNTERPARTS.  This Agreement may be executed in any number of
              ------------
counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and
              ----------------------
shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns, but shall not be assignable or delegable in whole or in part by any party without the prior written approval of Owner and Consultant, except as expressly provided herein. Notwithstanding the foregoing, Consultant shall have the unrestricted right to assign this Agreement to any affiliate of Consultant; provided, however, that Consultant shall remain liable for the performance of its obligations hereunder notwithstanding any such assignment.

          (h) ENTIRE AGREEMENT.  This Agreement together with the Purchase
              ----------------
Agreement and the Schedules and Exhibits thereto and hereto represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, supersedes all other and prior negotiations, discussions, correspondence, communications, memoranda and agreements between the parties hereto and their Affiliates with respect to the subject matter hereof.

          (i) GOVERNING LAW.  This Agreement is governed by and shall be
              -------------
construed in accordance with the substantive law of the State of New York, excluding any conflict of laws rule or principle that might refer the governance or the construction of this operating agreement to the law of another jurisdiction.

          (j) RELATIONSHIP OF PARTIES.  This Agreement does not create a
              -----------------------
partnership or joint venture between any or all of the parties to this Agreement.

          (k) SECTION HEADINGS.  The section headings contained in this
              ----------------
Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or any term or provision hereof.

          (l) SEVERABILITY.  If any provision of this Agreement or any part
              ------------
thereof is declared invalid by any court of competent jurisdiction, such act shall not affect the validity of this Agreement, and the remainder of this Agreement shall remain in full force and effect according to the terms of the remaining provisions or parts of provisions hereof. If any provision of this Agreement is found to be unreasonable and unenforceable by any court of competent jurisdiction, such provision shall be modified to the extent necessary to cause such provision to be reasonable and binding upon the parties hereto.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date hereinabove indicated.

                              CONSULTANT:

                              TRITON PCS OPERATING COMPANY L.L.C.


                              By: /s/ David D. Clark
                                 ------------------------------------------
                              Name: David D. Clark
                              Title: Senior Vice President and Chief
                                     Financial Officer

                              OWNER:

                              AT&T WIRELESS PCS INC.


                              By:
                                 -------------------------------------------
                              Name:
                              Title:

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date hereinabove indicated.

                              CONSULTANT:

                              TRITON PCS OPERATING COMPANY L.L.C.


                              By:
                                 ------------------------------------------
                              Name:
                              Title:

                              OWNER:

                              AT&T WIRELESS PCS INC.


                              By: /s/ William W. Hague
                                 -------------------------------------------
                              Name: William W. Hague
                              Title:

                                 SCHEDULE 3(a)

                         INITIAL CELL SITES AND BUDGET
                         -----------------------------

See attached.

                           ASSET PURCHASE AGREEMENT
                                 Exhibit 4.11
                             Incomplete Cell Sites

NF-088 (Lynnhaven United)--contract to be awarded week of 7/20, construction will not start until final court ruling (est. end of July), if AWS do not receive favorable ruling-site will not be built.
Estimated budget cost-$130,000

NF-121 (Col. Wmsbg)-- tower built, shelter is set, power & telco to be installed, cables will be installed after installation of power & telco, existing tower to be dismantled after final completion of new tower. Estimated budget cost-$200,000

NF-149 (Eberwine)--bids to be received this week, contract to be awarded early next week, construction time frame is 45 days.
Estimated budget cost-$150,000

                                 SCHEDULE 3(b)
                                 -------------

                        BUDGET FOR ADDITIONAL CELL SITES


EXPENSE           NORFOLK  NOCC  NEW CELL  CO-LOCATION  ROOFTOP     OTHER       TOTALS
                  SWITCH          SITES      SITES       SITES     CAPITAL

----------------------------------------------------------------------------------------
# Incremental                           2            2         2                       6
 Sites
----------------------------------------------------------------------------------------
RF                      0     0  $ 28,000     $ 27,000  $ 27,000           0  $   82,000
 Engineering
----------------------------------------------------------------------------------------
Transmission/           0     0  $ 11,850     $  4,000  $  6,000           0  $   21,850
Microwave
----------------------------------------------------------------------------------------
Site                    0     0  $ 18,500     $ 18,500  $ 18,500           0  $   55,500
 Acquisition
----------------------------------------------------------------------------------------
Zoning/                 0     0  $ 28,500     $ 11,600  $ 11,600           0  $   51,700
Planning
----------------------------------------------------------------------------------------
Architecture            0     0  $ 20,200     $ 14,950  $ 10,800           0  $   45,950
 & Engineering
----------------------------------------------------------------------------------------
Construction            0     0  $ 16,000     $ 16,000  $ 16,000           0  $   48,000
 Management
----------------------------------------------------------------------------------------
Materials &             0     0  $404,300     $344,300  $330,300           0  $1,078,900
 Equipment
----------------------------------------------------------------------------------------
System                  0     0         0            0         0           0           0
 Software &
 Equipment
----------------------------------------------------------------------------------------
Civil                   0     0  $168,700     $ 81,000  $ 78,000           0  $  327,700
 Construction
----------------------------------------------------------------------------------------
Retail Fit-Out          0     0         0            0         0  $1,000,000  $1,000,000
----------------------------------------------------------------------------------------
Cost Sharing            0     0         0            0         0           0           0
----------------------------------------------------------------------------------------
TOTAL                   0     0  $696,050     $517,350  $498,200  $1,000,000  $2,711,600
 ENGINEERING
 CAPITAL
----------------------------------------------------------------------------------------
NORFOLK                                                           $  340,000  $  340,000
 SYSTEM
 OPTIMIZATION
----------------------------------------------------------------------------------------
TOTAL                   0     0  $696,050     $517,350  $498,200  $1,340,000  $3,011,600
 NORFOLK
----------------------------------------------------------------------------------------

                                 SCHEDULE 3(C)
                                 -------------

                                OPERATING BUDGET

SEE ATTACHED MONTHLY BUDGET

                                 SCHEDULE 3(C)
                                 -------------

                                MONTHLY BUDGET

Technical Operations
--------------------
        Payroll..............................................  $ 80,000
        Office Overhead (Including Utilities)................  $ 42,000
        Sites Leases(1)......................................  $180,000
Total for Technical Operations...............................  $302,000
                                                               --------

Finance and Administration
--------------------------

        Payroll..............................................  $ 15,000
        Office Overhead (Including Utilities)................  $  6,200
        Office Leases........................................  $  8,600
        Materials and Inventory..............................  $  1,600
Total for Finance and Administration.........................  $ 31,400
                                                               --------

Total........................................................  $333,400
                                                               ========

-------------
(1) Includes amounts for which AT&T PCS has prepaid rent with the Virginia Department of Transportation and the Commonwealth of Virginia.

                                 SCHEDULE 4(A)
                                 -------------

                                   DESIGNEES

DONALD ADAMS
WILLIAM HAGUE
COLIN HOLLAND